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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24345) pertaining to the Warrant of Hakeem Olajuwan, Registration Statement (Form S-8 No. 333-24343) pertaining to the Option to Akin Olajuwan, Registration Statement (Form S-8 No. 333-24399) pertaining to the Warrant to Tim Connolly, Registration Statement (Form S-8 No. 333-24397) pertaining to the Option to Jesse Marion, Registration Statement (Form S-8 No. 333-24395) pertaining to the Warrant to Jan Carson Connolly, Registration Statement (Form S-8 No. 333-24393) pertaining to the Warrant to H. Russell Douglas, Registration Statement (Form S-8 No. 333-24391) pertaining to the Compensation Agreement of Thomas C. Pritchard, and Registration Statement (Form S-8 No. 333-44191) pertaining to the Applied Voice Recognition, Inc. 1997 Incentive Plan, of our report dated April 4, 1998, with respect to the financial statements of Applied Voice Recognition, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.


                                         ERNST & YOUNG LLP

Houston, Texas
April 30, 1998